                                                                     Exhibit 4.2

                      [FORM OF FACE OF DEFINITIVE MOPPRS]



REGISTERED                                                     REGISTERED

No. R-                                                     $

                                COMDISCO, INC.

                                                               CUSIP 200 336 AS4

        6.13% Mandatory Par Put Remarketed Securities(SM) ("MOPPRS(SM")
                              due August 1, 2006

ORIGINAL ISSUE DATE:         INTEREST RATE             STATED MATURITY DATE:
July 27, 1998                TO REMARKETING            August 1, 2006
                             DATE: 6.13%

REMARKETING DATE:            INTEREST RATE             INTEREST PAYMENT DATE(S):
August 1, 2001               TO MATURITY:              February and August 1 of
                             To be determined as       each year, commencing
                             provided herein and set   February 1, 1999
                             forth in the records of
                             the Trustee


     COMDISCO, INC., a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises the pay to ___________________________________________
___________, or its registered assigns, the principal sum of ___________________ DOLLARS, on the Stated Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above to August 1, 2001 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity"), until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this MOPPRS on the Record Date with respect to such second Interest Payment Date. Interest on this MOPPRS will be computed on the basis of a 360-day year of twelve 30- day months.

     If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth herein, (i) this MOPPRS shall be subject to mandatory tender to the

Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein. The Remarketing Dealer's duties set forth herein shall be performed pursuant to the Remarketing Agreement.

     Interest on this MOPPRS will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"). Any such interest not so punctually paid on or duly provided for ("Defaulted Interest") on any Interest Payment Date other than the Maturity Date shall forthwith cease to be payable to the Holder on any Record Date and shall be paid to the person in whose name this MOPPRS is registered at the close on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Company, written notice whereof shall be given to the Holder of this MOPPRS by the Company not less than 30 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner.

     Payment of principal and premium, if any, in respect of this MOPPRS due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this MOPPRS at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 666 Fifth Street, 8th Floor, New York, New York 10101 or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided however, that a Holder of U.S. $10,000,000 or more in aggregate principal amount of MOPPRS will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. Notwithstanding the foregoing or any provision hereof, if this MOPPRS is a global Security (as evidenced by the legend first set forth above and provided in the Indenture), and is held in book-entry form through the facilities of DTC, payments on this MOPPRS will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest, shall be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this MOPPRS in United States dollars.

     Reference is hereby made to the further provisions of this MOPPRS set forth following the Trustee's Certificate of Authentication (the "Certificate of Authentication") set forth below.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MOPPRS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    ----------------------------------------

     IN WITNESS WHEREOF, COMDISCO, INC. has caused this MOPPRS to be duly executed.

Dated:

                                       COMDISCO, INC.



                                       By:
                                          --------------------------------------
                                          President



Attest:



------------------------------
Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



Dated:                         YASUDA BANK AND TRUST COMPANY (U.S.A.)
                               AS TRUSTEE


                               By:
                                  ----------------------------------------------
                                         Authorized Signatory

                          [FORM OF REVERSE OF MOPPRS]

                                 COMDISCO, INC.

          6.13% Mandatory Par Put Remarketed Securities(SM) ("MOPPRS(SM)")
                               due August 1, 2006


     1.   Indenture.
          ---------

          (a) This MOPPRS is one of the duly authorized series of Securities of the Company issued or to be issued under an indenture dated as of December 1, 1995 (as amended, modified or supplemented from time to time, the "Indenture") between the Company and Yasuda Bank and Trust Company (U.S.A.), as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the MOPPRS, and of the terms upon which the MOPPRS are authenticated and delivered. This MOPPRS is a global MOPPRS representing Securities of a series of the Company designated as the 6.13% Mandatory Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due August 1, 2006. All terms used but not defined in this MOPPRS shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this MOPPRS to "this MOPPRS", "this Security," "herein" or "hereof" or similar terms shall include the Indenture.

          (b) This MOPPRS is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

          (c) This MOPPRS will not be subject to any sinking fund.

     2.   Mandatory Tender.  Provided that on a Business Day not later than five
          ----------------
Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Company and the Trustee of its election to purchase the MOPPRS on the Remarketing Date for remarketing (the "Notification Date"), the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement. The purchase price for the tendered MOPPRS shall equal 100% of the principal amount thereof. From and after the Remarketing Date, the MOPPRS shall bear interest at the Interest Rate to Maturity determined pursuant to Section 3 hereof. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase the MOPPRS on the Remarketing Date is subject to the conditions specified in Section 8 of the Remarketing Agreement. If the Remarketing Dealer purchases any MOPPRS on the Remarketing Date, it must purchase all of the MOPPRS. If for any reason the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, the Company shall be required to repurchase from the Beneficial Owners thereof, and the Beneficial Owners will be required to sell to the Company, all of the MOPPRS at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date as provided in Section 4 hereof.

     "Beneficial Owner" shall mean each person who acquires an interest in the MOPPRS which is reflected on the records of DTC through its participants.

     3.   Determination of Interest Rate to Maturity.
          ------------------------------------------

          (a) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2 hereof and subject further to Section 3(c) and 5 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer no later than 3:30 p.m., New York City time, on and as of the third business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.458% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the MOPPRS, the Company and the Trustee.

     The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS and (iii) a stated annual interest rate, payable semi-annually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above.

     "Dollar Price" means, with respect to the MOPPRS, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being purchased.

     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m. New York City time, on the Determination Date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date as determined by the Remarketing Dealer.

          (b) Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all of the MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

     All of the tendered MOPPRS shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

     In the event that the Remarketing Dealer purchases the tendered MOPPRS on the Remarketing Date, the Remarketing Dealer shall make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it shall be the obligation of the Company to make or cause to be made such payment for the MOPPRS, as provided in Section 4 hereof. In any case, the Company shall make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book-entry through DTC no later than the close of business on the Remarketing Date.

     "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the MOPPRS.

     The transactions set forth in this Section shall be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the MOPPRS delivered by book-entry as necessary to effect the purchases and sales thereof.

     The tender and settlement procedures set forth above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of MOPPRS, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing, to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form. In addition, the Remarketing Dealer may, in accordance with the terms and conditions of the Indenture and without the consent of Holders or Beneficial Owners of the MOPPRS, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

     As long as DTC's nominee holds the certificates representing any MOPPRS in the book-entry system of DTC, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing.

          (c) Notwithstanding any provision herein to the contrary, upon the occurrence, at any time after determination of the Interest Rate to Maturity on the Determination Date and prior to 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, of any event as specified in Section 11(b) of the Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m, New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 3(a) hereof, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Company and the Trustee.

     4.   Repurchase.  If (i) the Remarketing Dealer for any reason does not
          ----------
notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS , the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of any event as set forth in Section 8 or Section 11 of the Remarketing Agreement, or (iv) the Remarketing Dealer elects not to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, then, in any such case, the Company shall repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment shall be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC, no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

     5.   Redemption.  If the Remarketing Dealer elects to remarket the MOPPRS
          ----------
on the Remarketing Date, then not later than the close of business on the Business Day immediately preceding the Determination Date, the MOPPRS shall be subject to redemption at the option of the Company from the Remarketing Dealer, as a whole but not in part, as set forth in this Section. The Company shall notify the Remarketing Dealer and the Trustee, not later than the close of business on the Business Day immediately preceding the Determination Date, as to whether the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. If the Company so elects, it shall redeem the MOPPRS by payment to the Remarketing Dealer as provided in the Remarketing Agreement. If the Company fails to elect, or elects not, to redeem the MOPPRS pursuant to this Section 5, the Remarketing Dealer will determine the Interest Rate to Maturity on the Determination Date as provided in Section 3(a) hereof.

     The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the Dollar Price, plus, in either case, accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption.

     6.   Effect of Events of Default.  If an Event of Default (as defined in
          ---------------------------
the Indenture) with respect to MOPPRS should occur and be continuing, the principal amount of the MOPPRS and interest accrued thereon may, by written notice to the Company, be declared due and payable by the Trustee or the Holders of not less than 25% in principal amount of all outstanding MOPPRS. Such declaration of acceleration may, if all payments due have been made and all Events of Default have been remedied or waived, be rescinded by the Holders of a majority in principal amount of all outstanding MOPPRS. Any Event of Default may be waived by the Holders of a majority in principal amount of all outstanding MOPPRS, except that default in payment of the principal, premium, or interest on any MOPPRS, or in respect of a covenant under the Indenture which cannot be modified absent the consent of the Holders of each outstanding MOPPRS, cannot be waived.

     As provided in and subject to the provisions of the Indenture, the Holder of this MOPPRS shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the MOPPRS; (ii) the Holders of not less than 25% in principal amount of the MOPPRS at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received from the Holders of a majority in principal amount of the MOPPRS at the time Outstanding a direction inconsistent with such request; and (iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this MOPPRS for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     7.   Defeasance.  Notwithstanding any provision to the contrary in the
          ----------
Indenture or otherwise, prior to the Remarketing Date, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer.

     8.   Maintenance in Book-Entry Form.  Notwithstanding any provision to the
          ------------------------------
contrary set forth in the Indenture, the Company (i) shall use its best efforts to maintain the MOPPRS in book-entry form with DTC or any successor thereto and appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

     9.   Amendment and Modification.  The tender and settlement procedures may
          --------------------------
be modified as provided in Section 3(b) above. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of Holders of a majority in principal amount of the MOPPRS, to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and modifications without the consent of Holders, the rights of such Holders. However, without the consent of each Holder affected thereby, an amendment or modification may not: (a) change the Stated Maturity Date or any Interest Payment Date or the redemption price; (b) reduce the principal amount of, or the interest on, any MOPPRS or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity Date; (c) change the place or currency of any payment of principal or interest on any MOPPRS (except as otherwise provided in the Indenture); (d) impair the right to institute suit for the enforcement of any payment on or with respect to any MOPPRS; (e) reduce the percentage in principal amount of MOPPRS, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage in principal amount of MOPPRS necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of MOPPRS may, with respect to the MOPPRS, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Company and the Trustee to effect certain modifications and amendments without the consent of the Holders to cure ambiguities, correct inconsistencies and make other changes, provided such modifications and amendments do not adversely affect the interest of the Holders in any material respect.

     10.  Obligation of Company.  No reference herein to the Indenture and no
          ---------------------
provision of this MOPPRS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this MOPPRS in the manner at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     11. Tax Treatment. Each Holder and Beneficial Owner of this MOPPRS or any interest therein prior to remarketing on the Remarketing Date, by its purchase of this MOPPRS or any interest therein, agrees to treat this MOPPRS as maturing on the Remarketing Date for United States federal income tax purposes.

     12.  Transfer and Exchange.  As provided in the Indenture and subject to
          ---------------------
certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this MOPPRS is a global Security as evidenced by the legend first set forth above and provided in the Indenture), the transfer of this MOPPRS is registrable in the Security Register of the Company upon surrender of this MOPPRS for registration of transfer at the office or agency of the Security Registrar in The City of New York, New York designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MOPPRS, of authorized denominations and for the same aggregate principal amount and otherwise bearing identical terms and provisions, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth (including without limitation the restrictions on transfer under the Indenture in the event this MOPPRS is a global Security as evidenced by the legend first set forth above and provided in the Indenture), this MOPPRS is exchangeable for a like aggregate principal amount of MOPPRS of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same at the office or agency of the Security Registrar in the City of New York, New York designated for such purpose.

     No service charge shall be made for any such registration or transfer or exchange of MOPPRS, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Initially, the Trustee will act as Security Registrar and the office at which this MOPPRS must be surrendered for registration of transfer or exchange is currently the corporate trust department of the Trustee at 666 Fifth Street, 8th Floor, New York, New York 10101.

     Prior to due presentment of this MOPPRS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this MOPPRS is registered as the owner thereof for all purposes, whether or not this MOPPRS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     13.  No Liability of Certain Persons.  No recourse under or upon any
          -------------------------------
obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     This MOPPRS is unsecured and ranks pari passu with all other unsecured and
                                        ---- -----
unsubordinated indebtedness of the Company.

     THIS MOPPRS AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this MOPPRS, shall be construed as through they were written out in full according to applicable laws or regulations:

          TEN COM    --   as tenants in common
          TEN ENT    --   as tenants by the entireties
          JT  TEN    --   as joint tenants with right of survivorship
                          and not as tenants in common


          UNIF GIFT MIN ACT--                   Custodian
                             -------------------         -----------------------
                             (Cust)                      (Minor)

                          under Uniform Gifts to Minors Act


                          ----------------------------------------
                                          (State)


     Additional abbreviations may also be used though not in the above list.

                          ----------------------------------------

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


----------------------------


--------------------------------------------------------------------
                  (Please print or typewrite name and address
                    including postal zip code of assignee)

This MOPPRS and all rights thereunder, hereby irrevocably constituting and appointing_________________attorney-in-fact to transfer this MOPPRS on the books of the Company, with full power of substitution in the premises.



Dated:
      ----------------------     -----------------------------------------------
                                 Signature



                                   NOTICE: The signature on this Assignment must correspond with the name as written upon the face of this MOPPRS in every particular, without alteration or enlargement or any change whatever.